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                                                                 Exhibit (j)(1)



[Dechert LLP Letterhead]

April 11, 2005


USLICO Series Fund
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034


Re:     USLICO Series Fund
        (File Nos. 033-20957; 811-05451)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 24 to the Registration Statement of USLICO Series Fund. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,
/s/ Dechert LLP